Exhibit 99.1
Wynn Resorts, Limited Reports First Quarter 2026 Results

LAS VEGAS, May 7, 2026 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the first quarter ended March 31, 2026.

Operating revenues were $1.86 billion for the first quarter of 2026, an increase of $156.4 million from $1.70 billion for the first quarter of 2025. Net income attributable to Wynn Resorts, Limited was $120.5 million for the first quarter of 2026, compared to net income attributable to Wynn Resorts, Limited of $72.7 million for the first quarter of 2025. Diluted net income per share was $1.04 for the first quarter of 2026, compared to diluted net income per share of $0.69 for the first quarter of 2025. Adjusted Property EBITDAR(1) was $562.4 million for the first quarter of 2026, compared to Adjusted Property EBITDAR of $532.9 million for the first quarter of 2025.

"Our first quarter results reflect the strength of Wynn's business across all of our markets," said Craig Billings, CEO of Wynn Resorts, Limited. "Las Vegas delivered another quarter of EBITDAR growth and continued to make gains in gaming market share. In Macau, we saw a meaningful increase in gaming volumes year-over-year alongside healthy market share, and we were pleased to increase the dividend from Wynn Macau, Limited — a reflection of the strong free cash flow the business is generating. Construction on Wynn Al Marjan Island continues to progress, and we are closely monitoring the broader situation in the Gulf region while taking additional precautions to ensure the safety and well-being of our team on the ground. We also continued to return capital to shareholders through our regular quarterly dividend and the repurchase of $54 million of stock in the quarter."

Consolidated Results
Operating revenues were $1.86 billion for the first quarter of 2026, an increase of $156.4 million from $1.70 billion for the first quarter of 2025. For the first quarter of 2026, operating revenues increased $123.4 million and $36.6 million at Wynn Palace and our Las Vegas Operations, respectively, and decreased $3.6 million at Encore Boston Harbor, from the first quarter of 2025. Operating revenues at Wynn Macau for the first quarter of 2026 were in line with the first quarter of 2025.

Net income attributable to Wynn Resorts, Limited was $120.5 million for the first quarter of 2026, compared to net income attributable to Wynn Resorts, Limited of $72.7 million for the first quarter of 2025. Diluted net income per share was $1.04 for the first quarter of 2026, compared to diluted net income per share of $0.69 for the first quarter of 2025. Adjusted net income attributable to Wynn Resorts, Limited(2) was $129.7 million, or $1.25 per diluted share, for the first quarter of 2026, compared to adjusted net income attributable to Wynn Resorts, Limited of $113.1 million, or $1.07 per diluted share, for the first quarter of 2025.

Adjusted Property EBITDAR was $562.4 million for the first quarter of 2026, an increase of $29.5 million compared to Adjusted Property EBITDAR of $532.9 million for the first quarter of 2025. For the first quarter of 2026, Adjusted Property EBITDAR increased $41.9 million and $9.1 million at Wynn Palace and our Las Vegas Operations, respectively, and decreased $14.6 million and $6.9 million at Wynn Macau and Encore Boston Harbor, respectively, from the first quarter of 2025.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on May 29, 2026 to stockholders of record as of May 18, 2026.

Property Results
Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $659.3 million for the first quarter of 2026, an increase of $123.4 million from $535.9 million for the first quarter of 2025. Adjusted Property EBITDAR from Wynn Palace was $203.8 million for the first quarter of 2026, compared to $161.9 million for the first quarter of 2025. Table games win percentage in mass market operations was 26.6%, above the 24.8% experienced in the first quarter of 2025. VIP table games win as a percentage of turnover was 3.11%, within the property's expected range of 3.1% to 3.4% and above the 2.61% experienced in the first quarter of 2025.

Wynn Macau
Operating revenues from Wynn Macau were $329.9 million for the first quarter of 2026, in line with $330.0 million for the first quarter of 2025. Adjusted Property EBITDAR from Wynn Macau was $75.6 million for the first quarter of 2026, compared to $90.2 million for the first quarter of 2025. Table games win percentage in mass market operations was 15.1%, below the 18.7% experienced in the first quarter of 2025. VIP table games win as a percentage of turnover was 0.39%, below the property's expected range of 3.1% to 3.4% and below the 1.09% experienced in the first quarter of 2025.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $661.9 million for the first quarter of 2026, an increase of $36.6 million from $625.3 million for the first quarter of 2025. Adjusted Property EBITDAR from our Las Vegas Operations for the first quarter of 2026 was $232.5 million, compared to $223.4 million for the first quarter of 2025. Table games win percentage for the first quarter of 2026 was 25.2%, within the property's expected range of 22% to 26% and above the 24.3% experienced in the first quarter of 2025.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $205.7 million for the first quarter of 2026, a decrease of $3.6 million from $209.2 million for the first quarter of 2025. Adjusted Property EBITDAR from Encore Boston Harbor for the first quarter of 2026 was $50.5 million, compared to $57.5 million for the first quarter of 2025. Table games win percentage for the first quarter of 2026 was 20.2%, within the property's expected range of 18% to 22% and slightly below the 20.5% experienced in the first quarter of 2025.

Wynn Al Marjan Island Development
During the first quarter of 2026, the Company contributed $100.1 million of cash to the 40%-owned joint venture that is constructing the Wynn Al Marjan Island development in the UAE, bringing our life-to-date cash contributions to the project to $1.01 billion. Wynn Al Marjan Island is currently expected to open in 2027.

Balance Sheet
Our cash and cash equivalents as of March 31, 2026 totaled $1.19 billion, excluding $607.6 million of short-term investments held by Wynn Macau, Limited ("WML"). Cash and cash equivalents is comprised of $850.9 million held by WML and subsidiaries, $212.1 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $124.6 million held at Corporate and other. As of March 31, 2026, the available borrowing capacity under the WRF Revolver and the WM Cayman II Revolver was $1.24 billion and $1.35 billion, respectively.

Total current and long-term debt outstanding at March 31, 2026 was $10.52 billion, comprised of $5.76 billion of Macau related debt, $877.2 million of Wynn Las Vegas debt, $3.28 billion of WRF debt, and $598.6 million of debt held by the retail joint venture which we consolidate.

Equity Repurchase Program

During the first quarter of 2026, the Company repurchased 528,667 shares of its common stock under its publicly announced equity repurchase program at an average price of $101.72 per share, for an aggregate cost of $53.8 million. As of March 31, 2026, the Company had $401.1 million in repurchase authority remaining under the equity repurchase program.

Conference Call and Other Information
The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on May 7, 2026 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before May 15, 2026, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended March 31, 2026 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, geopolitical conflicts, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
(1) "Adjusted Property EBITDAR" is net income before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other expenses, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other expenses (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income (loss) as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other expenses, change in derivatives fair value, foreign currency remeasurement and other, and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Operating revenues:
Casino	$1,177,233	$1,040,430
Rooms	290,381	274,521
Food and beverage	259,019	249,879
Entertainment, retail and other	130,129	135,567
Total operating revenues	1,856,762	1,700,397
Operating expenses:
Casino	732,670	634,833
Rooms	89,791	84,097
Food and beverage	228,822	200,667
Entertainment, retail and other	59,713	62,186
General and administrative	275,204	275,689
Provision for credit losses	4,057	1,396
Pre-opening	11,745	5,287
Depreciation and amortization	160,527	155,421
Property charges and other	11,629	12,232
Total operating expenses	1,574,158	1,431,808
Operating income	282,604	268,589
Other income (expense):
Interest income	13,092	19,359
Interest expense, net of amounts capitalized	(152,362)	(157,608)
Change in derivatives fair value	46,770	(29,539)
Other	(29,434)	(8,374)
Other income (expense), net	(121,934)	(176,162)
Income before income taxes	160,670	92,427
Provision for income taxes	(10,132)	(11,022)
Net income	150,538	81,405
Less: net income attributable to noncontrolling interests	(30,084)	(8,658)
Net income attributable to Wynn Resorts, Limited	$120,454	$72,747
Basic and diluted net income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$1.17	$0.69
Diluted	$1.04	$0.69
Weighted average common shares outstanding:
Basic	103,084	105,492
Diluted	103,800	105,730

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net income attributable to Wynn Resorts, Limited	$120,454	$72,747
Pre-opening expenses	11,745	5,287
Property charges and other	11,629	12,232
Change in derivatives fair value	(46,770)	29,539
Foreign currency remeasurement and other	29,434	8,374
Income tax impact on adjustments	(1,130)	(1,676)
Noncontrolling interests impact on adjustments	4,370	(13,358)
Adjusted net income attributable to Wynn Resorts, Limited	$129,732	$113,145
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.25	$1.07

Weighted average common shares outstanding - diluted	103,800	105,730

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended March 31, 2026
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$112,790	$40,972	$(8,499)	$145,263	$112,833	$(14,038)	$38,546	$282,604
Pre-opening expenses	662	—	—	662	3,560	—	7,523	11,745
Depreciation and amortization	61,233	20,373	398	82,004	60,775	14,451	3,297	160,527
Property charges and other	3,910	195	7	4,112	4,659	2,483	375	11,629
Management and license fees	21,306	10,098	—	31,404	31,030	9,949	(72,383)	—
Corporate expenses and other	2,545	2,669	7,292	12,506	8,107	1,833	12,364	34,810
Stock-based compensation	1,376	1,309	802	3,487	11,496	477	10,278	25,738
Triple-net operating lease rent expense	—	—	—	—	—	35,364	—	35,364
Adjusted Property EBITDAR	$203,822	$75,616	$—	$279,438	$232,460	$50,519	$—	$562,417

	Three Months Ended March 31, 2025
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$82,565	$52,742	$(8,159)	$127,148	$116,079	$(10,735)	$36,097	$268,589
Pre-opening expenses	1,200	—	—	1,200	760	—	3,327	5,287
Depreciation and amortization	56,437	19,224	398	76,059	62,628	13,966	2,768	155,421
Property charges and other	708	4,206	6	4,920	702	5,516	1,094	12,232
Management and license fees	17,500	10,373	—	27,873	29,323	10,141	(67,337)	—
Corporate expenses and other	2,206	2,315	6,750	11,271	7,894	1,688	15,728	36,581
Stock-based compensation	1,269	1,339	1,005	3,613	5,975	1,489	8,323	19,400
Triple-net operating lease rent expense	—	—	—	—	—	35,389	—	35,389
Adjusted Property EBITDAR	$161,885	$90,199	$—	$252,084	$223,361	$57,454	$—	$532,899

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net income attributable to Wynn Resorts, Limited	$120,454	$72,747
Net income attributable to noncontrolling interests	30,084	8,658
Pre-opening expenses	11,745	5,287
Depreciation and amortization	160,527	155,421
Property charges and other	11,629	12,232
Triple-net operating lease rent expense	35,364	35,389
Corporate expenses and other	34,810	36,581
Stock-based compensation	25,738	19,400
Interest income	(13,092)	(19,359)
Interest expense, net of amounts capitalized	152,362	157,608
Change in derivatives fair value	(46,770)	29,539
Other	29,434	8,374
Provision for income taxes	10,132	11,022
Adjusted Property EBITDAR	$562,417	$532,899

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended March 31,
	2026	2025	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$564,917	$444,508	27.1
Rooms	37,634	36,615	2.8
Food and beverage	33,035	31,738	4.1
Entertainment, retail and other	23,752	23,068	3.0
Total	$659,338	$535,929	23.0

Adjusted Property EBITDAR (6)	$203,822	$161,885	25.9

Casino statistics:
VIP:
Average number of table games	50	55	(9.1)
VIP turnover	$4,316,314	$4,005,041	7.8
VIP table games win (1)	$134,242	$104,532	28.4
VIP table games win as a % of turnover	3.11%	2.61%
Table games win per unit per day	$29,739	$21,096	41.0
Mass market:
Average number of table games	275	247	11.3
Table drop (2)	$1,971,051	$1,704,398	15.6
Table games win (1)	$523,796	$422,392	24.0
Table games win %	26.6%	24.8%
Table games win per unit per day	$21,182	$18,968	11.7
Average number of slot machines	724	650	11.4
Slot machine handle	$860,523	$734,869	17.1
Slot machine win (3)	$35,456	$29,356	20.8
Slot machine win per unit per day	$544	$502	8.4
Room statistics:
Occupancy	99.1%	98.3%
ADR (4)	$230	$222	3.6
REVPAR (5)	$228	$218	4.6

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2026	2025	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$276,732	$275,550	0.4
Rooms	21,320	23,297	(8.5)
Food and beverage	19,270	18,792	2.5
Entertainment, retail and other	12,530	12,321	1.7
Total	$329,852	$329,960	—

Adjusted Property EBITDAR (6)	$75,616	$90,199	(16.2)

Casino statistics:
VIP:
Average number of table games	12	30	(60.0)
VIP turnover	$585,886	$1,437,047	(59.2)
VIP table games win (1)	$2,278	$15,714	(85.5)
VIP table games win as a % of turnover	0.39%	1.09%
Table games win per unit per day	$2,082	$5,912	(64.8)
Mass market:
Average number of table games	219	221	(0.9)
Table drop (2)	$1,903,561	$1,542,885	23.4
Table games win (1)	$288,126	$288,549	(0.1)
Table games win %	15.1%	18.7%
Table games win per unit per day	$14,603	$14,520	0.6
Average number of slot machines	909	729	24.7
Slot machine handle	$1,239,093	$853,407	45.2
Slot machine win (3)	$36,212	$24,367	48.6
Slot machine win per unit per day	$442	$372	18.8
Room statistics:
Occupancy	99.7%	99.1%
ADR (4)	$223	$234	(4.7)
REVPAR (5)	$222	$232	(4.3)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2026	2025	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$178,191	$160,993	10.7
Rooms	212,561	195,868	8.5
Food and beverage	188,728	179,442	5.2
Entertainment, retail and other	82,429	88,982	(7.4)
Total	$661,909	$625,285	5.9

Adjusted Property EBITDAR (6)	$232,460	$223,361	4.1

Casino statistics:
Average number of table games	241	236	2.1
Table drop (2)	$685,300	$592,527	15.7
Table games win (1)	$172,406	$144,061	19.7
Table games win %	25.2%	24.3%
Table games win per unit per day	$7,939	$6,774	17.2
Average number of slot machines	1,574	1,590	(1.0)
Slot machine handle	$1,815,479	$1,778,087	2.1
Slot machine win (3)	$120,334	$123,244	(2.4)
Slot machine win per unit per day	$849	$861	(1.4)
Poker rake	$3,799	$4,332	(12.3)
Room statistics:
Occupancy	85.5%	87.4%
ADR (4)	$592	$527	12.3
REVPAR (5)	$506	$461	9.8

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2026	2025	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$157,393	$159,379	(1.2)
Rooms	18,866	18,741	0.7
Food and beverage	17,986	19,907	(9.6)
Entertainment, retail and other	11,418	11,196	2.0
Total	$205,663	$209,223	(1.7)

Adjusted Property EBITDAR (6)	$50,519	$57,454	(12.1)

Casino statistics:
Average number of table games	172	172	—
Table drop (2)	$324,276	$340,062	(4.6)
Table games win (1)	$65,423	$69,883	(6.4)
Table games win %	20.2%	20.5%
Table games win per unit per day	$4,226	$4,514	(6.4)
Average number of slot machines	2,783	2,717	2.4
Slot machine handle	$1,345,079	$1,357,199	(0.9)
Slot machine win (3)	$109,580	$107,482	2.0
Slot machine win per unit per day	$437	$439	(0.5)
Poker rake	$5,374	$5,642	(4.8)
Room statistics:
Occupancy	85.8%	88.1%
ADR (4)	$366	$357	2.5
REVPAR (5)	$314	$315	(0.3)
(1)Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2)In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3)Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4)ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5)REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6)Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Lauren Seiler
702-770-7555
investorrelations@wynnresorts.com